UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2008

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 310-867-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

On January 11, 2008, Live Nation, Inc. (the “Company”) hosted a conference call regarding its ticketing strategy and its related license and service agreements with CTS Eventim AG (“Eventim”). On that call, the Company discussed the agreements under which the Company will have access to Eventim’s technology to support the Company’s ticketing operations, as well as the anticipated impact of such operations to the Company’s future financial results. The material disclosures made by the Company on the January 11, 2008 conference call are summarized below.

In the United States and Canada, the Company has obtained from Eventim an exclusive software license for Eventim’s ticketing platform in exchange for a fixed fee per ticket sold. Under this license, the Company will have the exclusive right to use the Eventim ticketing platform to sell both the Company’s own tickets and tickets from third parties. All customer data generated through ticket sales in the United States and Canada will be solely owned by the Company. The license has an initial term of ten years, which commences on a case-by-case basis when the Company’s existing obligations to other providers expire. During the term of the license, the Company also has the right to use the license in new markets, including Mexico, South and Central America, Australia, New Zealand and Japan.

In the United Kingdom and Ireland, the Company has entered into a service agreement under which Eventim will provide the Company with a turn-key back-end ticketing infrastructure solution in exchange for a fixed fee per ticket sold. All customer data generated through ticket sales in the United Kingdom and Ireland will be solely owned by the Company. This service agreement has a term of ten years, commencing upon the expiration of the Company’s obligations under any existing agreements.

In the Netherlands, Scandinavia and Central Europe, the Company has entered into a service agreement under which Eventim will provide the Company with a turn-key back-end ticketing infrastructure solution, but also including access to a network of retail outlets, in exchange for a portion of the service fee charged per ticket. The Company will also provide an allocation of tickets to Eventim to sell on its website in these countries. With the exception of the Netherlands, where all customer data will be solely owned by the Company, all customer data generated through ticket sales in these countries will be shared between the Company and Eventim. This service agreement has a term of ten years, commencing on a case-by-case basis upon the expiration of the Company’s existing ticketing obligations in each country.

In connection with building out its ticketing infrastructure, the Company currently expects to incur capital expenditures of approximately $20.0 million in 2008 and $3.0 million in each of 2009 and 2010. In addition, the Company currently anticipates that by bringing the ticketing function in-house, but excluding the additional impact of certain ancillary opportunities, the net impact to the Company’s Adjusted OIBDAN and operating income in the three years 2008-2010 will be as follows:

	Year Ending December 31,
	2008	2009	2010
	(in millions)
Adjusted OIBDAN	$(15.0)	$15.0	$25.0
Operating Income	$(22.0)	$7.3	$17.2

The Company further believes that by pursuing certain ancillary opportunities, including sponsorship, secondary ticketing/dynamic pricing and third-party ticketing, the estimated contributions stated above for 2009 and 2010 could double.

Reconciliation of Estimated Incremental Adjusted OIBDAN from the Eventim Ticketing Agreement to Operating Income

	Year Ending December 31,
	2008	2009	2010
	(in millions)
Adjusted OIBDAN	$(15.0)	$15.0	$25.0
Depreciation and Amortization	(7.0)	(7.7)	(7.8)

Operating Income	$(22.0)	$7.3	$17.2

Definition and Use of Non-GAAP Measure

Adjusted OIBDAN is a non-GAAP financial measure that the Company defines as operating income (loss) before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The Company uses Adjusted OIBDAN to evaluate the performance of its operating segments. The Company believes that information about Adjusted OIBDAN assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted OIBDAN is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Accordingly, Adjusted OIBDAN should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted OIBDAN as presented herein may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the Company’s ticketing opportunity and strategies, as well as the anticipated economic benefits and costs associated with such strategies.

The Company wishes to caution that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to competition in the industry, operational challenges in building out the Company’s ticketing platform and the risk that certain ticketing-related revenue opportunities such as secondary ticketing, third-party venue ticketing and ticketing-related sponsorship do not materialize as currently anticipated.

The Company refers interested persons to the documents that it files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Risk Factors” of the Company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q, which contain and identify other important factors that could cause actual results to differ materially from those contained in the Company’s projections or forward-looking statements. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

January 16, 2008	By:	/s/ Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer